UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 2 , 2009

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont		05701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As previously filed on Form 8-K by Casella Waste Systems, Inc. (the “Company”), on July 1, 2009, the Company announced the pricing of its private offering of $180 million principal amount senior secured second lien notes due 2014 (the “Notes”).  The Company is making this filing to provide additional information regarding the terms of the Notes.

The Notes will pay interest on a semi-annual basis and will be fully and unconditionally guaranteed on a senior secured basis by substantially all of the Company’s existing and future domestic restricted subsidiaries.  The Notes will be redeemable, in whole or in part, at any time on or after July 15, 2012, subject to specified conditions at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

Year	Percentage
2012	105.500%
2013 and thereafter	100.000%

In addition, under certain circumstances, the Company may redeem up to 35% of the Notes before July 15, 2012 with the net proceeds of certain equity offerings at a redemption price of 111% of the principal amount, plus accrued and unpaid interest, if any.  The Company may also redeem some or all of the notes before July 15, 2012 at a redemption price of 100% of the principal amount plus accrued and unpaid interest, if any, to the redemption date, plus a ‘‘make-whole’’ premium.

In connection with the private offering of the Notes, the Company is working to complete the refinancing of its senior first lien credit facilities, consisting of a revolving credit facility expected to be in the principal amount of $177.5 million, including letters of credit, and a term loan expected to be in the principal amount of $130.0 million.  The Company expects to close the refinancing on July 9, 2009, simultaneously with the issuance of the Notes.

The Company elected to reduce the size of the Notes offering from $205 million, as previously announced, to $180 million and increased the amount of the term loan under the Company’s restated first lien credit facilities referenced above from $100 million to $130 million.  The Company expects that the term loan will bear interest at a lower rate than that payable on the Notes.  The Notes offering was oversubscribed.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Casella Waste Systems, Inc.

Date: July 2, 2009	By:	/s/ John S. Quinn

John S. Quinn Senior Vice President and Chief Financial Officer